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Exhibit 3.125

                      COMPOSITE MEMORANDUM OF ASSOCIATION

                                       OF

                        INTERNATIONAL MUSIC TOUR II LTD.
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                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

     NAME              ADDRESS          BERMUDIAN     NATIONALITY     NUMBER OF
                                         STATUS                         SHARES
                                        (Yes/No)                      SUBSCRIBED

     Sutherland       Travelers Roost      Yes          British          001
     Arthur           Hastings Road
     MORRIS           Point Shares
                      Pembroke, Bermuda

     Dudley           Chaingate Hill       No           British          001
     Reginald         Devonshire
     COTTINGHAM


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.


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3.   The Company is to be an exempted  Company as defined by the  Companies  Act
     1981.

4. The Company has power to hold land situate in Bermuda not exceeding in all, including the following parcels -


                                       N/A


5. The authorised share capital of the Company is US$12,000.00 divided into 12,000 ordinary shares of US$1.00 each.

6.   The objects for which the Company is formed and incorporated are -

     See attached Schedule A

7.   The Company has the additional powers set out in Schedule B annexed hereto.

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                                   SCHEDULE A

6.   The objects for which the Company is formed and incorporated are -

     (i) To act and to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

     (ii) To carry on the businesses of entertainment promoters, sports promoters, artistes' managers and representatives in all or any spheres of entertainment and sport;

     (iii) To provide on such terms as may seem expedient all or any of the management, secretarial, advertising, publicity, bookkeeping, merchandising, personal and social facilities and services required or used in connection with their professional engagements by artistes and others engaged in musical, theatrical, film, video, radio, television entertainment or sporting activities;

     (iv) To acquire copyrights, rights of production or presentation, licenses and concessions of any sort likely to be conducive to the objects of the company;

     (v) To employ persons to write, compose or adapt plays, films, video, radio, television productions, sketches, songs, music and dances;

     (vi) To print, publish, or cause to be printed or published any play, film, video, song, music or words of which the company has a copyright or right to publish, and to sell and distribute and deal with any matter so printed as the company may think fit, and to grant licenses or rights in respect of any property of the company or any other person or persons, firm or company;

     (vii) To enter into agreements with authors or others for the presentation of films, video, radio and television productions, musical compositions, plays and other dramatic and musical entertainments;

     (viii) To carry on the businesses of music printers, copyists, publishers, booksellers, scenic artists, art decorators, contractors for the supply of scenery and the erection and fitting up of temporary or permanent stages, theatres or halls;

     (ix) To carry on the business of literary, theatrical, advertising, publicity, press and employment agents, and to undertake and execute any agency or agencies, and in particular for authors, dramatists, composers, actors, musicians, singers, entertainers, sports personalities, theatre proprietors and managers, film and television producers or others;

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                             SCHEDULE A (continued)

(x) To carry on the business of producers and presenters of and dealers in plays, revues, opera, ballet, pantomimes, pageants, musical and dramatic works, and displays and entertainments of all kinds involving music of all kinds, the theatre, cinema, ice rinks, variety stage, radio, television, and other means of transmitting sound or pictorial effects, and to enter into any arrangements for the management, conduct and control of any such business or businesses, and for the supply of plays, opera and ballet works, dances, scripts, libretti, music, artistes, performers, musicians, materials and other facilities;

(xi) To carry on the business of proprietors, lessees, licensees and managers of theatres, concert halls, cinemas, sports accommodation, courts and facilities, ice rinks, studios and other buildings and property;

(xii) As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule of the Companies Act 1981.


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                                   SCHEDULE B

           (referred to in Clause 7 of the Memorandum of Association)


Re:  INTERNATIONAL MUSIC TOUR II LTD.

(a) To borrow and raise money in any currency or currencies and to secure or discharge any obligation in any matter and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any personal including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.


(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.


(d) To sell, exchange, mortgage, charge, let or rent, share of profit, royalty or otherwise, grant licenses, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.


(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.


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                             SCHEDULE B (continued)


(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependents of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependents, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.


(g) The Company shall have, pursuant to Section 42 of the Companies Act 1981, the power to issue preference shares which are liable to be redeemed at the option of the holder.


(h) The Company shall have, pursuant to Section 42A of the Companies Act 1981, the power to purchase its own shares.


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Signed by each subscriber in the presence of at least one witness  attesting the signature thereof -


/s/ S. Arthur Morris                                    /s/ [ILLEGIBLE]
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S. Arthur Morris



/s/ Dudley R. Cottingham                               /s/ [ILLEGIBLE]
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Dudley R. Cottingham



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     (Subscribers)                                           (Witnesses)


SUBSCRIBED this 8th day of January, 1997